Vertex Reports First Quarter 2026 Financial Results
— Total revenue of $2.99 billion, an 8% increase compared to first quarter 2025 —
— Povetacicept program continues rapid advancement: Completed rolling BLA submission for U.S. accelerated approval for povetacicept in IgA nephropathy, following positive Phase 3 interim analysis data; initiated Phase 3 portion of Phase 2/3 study in primary membranous nephropathy and Phase 2 proof-of-concept study in generalized myasthenia gravis—
— Continued progress across broad clinical-stage pipeline, including label expansion of eligible U.S. patient populations for ALYFTREK and TRIKAFTA and completion of U.S. regulatory submission for approval of CASGEVY in children ages 5 to less than 12 years old with SCD or TDT —

BOSTON -- Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) today reported consolidated financial results for the first quarter ended March 31, 2026, and reiterated its full year 2026 financial guidance.
“Vertex is off to a strong start in 2026, driven by leadership in cystic fibrosis; growth in sickle cell disease, beta thalassemia, and acute pain; as well as rapid pipeline progress,” said Reshma Kewalramani, M.D., Chief Executive Officer and President of Vertex. “CASGEVY and JOURNAVX delivered more than 25 percent of our growth this quarter, underscoring the strength of the increasingly diversified revenue base. As we execute across the commercial portfolio and pipeline and build our fourth franchise in nephrology, Vertex is poised to continue to deliver for patients and create long-term value.”
First Quarter 2026 Results
Total revenue increased 8% to $2.99 billion compared to the first quarter of 2025, primarily driven by the continued performance of cystic fibrosis (CF) therapies and growth from diversification into additional disease areas. In the U.S., total revenue increased 7% to $1.78 billion due to continued strong CF patient demand, including from new initiations of ALYFTREK; higher realized net prices in CF versus the prior year; and contributions from CASGEVY and JOURNAVX. Outside the U.S., total revenue increased 9% to $1.21 billion due to strong CF performance across multiple geographies, including ALYFTREK uptake, increased CASGEVY revenue, and a favorable impact from foreign exchange.
Combined GAAP and non-GAAP R&D, Acquired IPR&D and SG&A expenses were $1.5 billion and $1.3 billion, respectively, in the first quarter of 2026, compared to $1.4 billion and $1.2 billion, respectively, for the first quarter of 2025. These increases were primarily due to commercial investment to support the launch of JOURNAVX in acute pain and the build-out of the renal franchise, led by povetacicept in IgAN.

GAAP effective tax rate was 17.7% compared to 11.5% for the first quarter of 2025, primarily due to higher excess tax benefits related to stock-based compensation and lower pre-tax book income in the first quarter of 2025 due to an intangible asset impairment charge.
Non-GAAP effective tax rate was 19.6% compared to 18.8% for the first quarter of 2025.
GAAP net income was $1.0 billion compared to $646 million for the first quarter of 2025, as a result of increased product revenue, partially offset by increased operating expenses and income tax expenses. In addition, first quarter 2025 results included a $379.0 million intangible asset impairment charge.
Non-GAAP net income was $1.1 billion, an increase of $93 million compared to the first quarter of 2025, primarily due to increased product revenue, partially offset by increased operating and income tax expenses in the first quarter of 2026.
Cash, cash equivalents, and total marketable securities as of March 31, 2026, were $13.0 billion, compared to $12.3 billion as of December 31, 2025. The increase was primarily due to cash flows from operating activities, partially offset by repurchases of Vertex’s common stock pursuant to its share repurchase programs.

Full Year 2026 Financial Guidance
Vertex today reiterated full year 2026 financial guidance. Vertex’s total revenue guidance of $12.95 billion to $13.1 billion includes expectations for continued growth in CF, including the ongoing U.S. rollout and ex-U.S. launches of ALYFTREK, as well as $500 million or more in revenue from non-CF products, including increased patient infusions of CASGEVY through Vertex’s global ATC network and growth in prescriptions and revenue from the second year of the launch of JOURNAVX. Vertex’s guidance for both combined GAAP and non-GAAP R&D, AIPR&D, and SG&A expenses includes expectations for continued investment in multiple mid- and late-stage clinical development programs and commercialization capabilities, and approximately $100 million of currently anticipated AIPR&D expenses. This guidance also includes an immaterial cost impact from tariffs in 2026 based on currently known tariff rates and regulations.
Vertex’s financial guidance is summarized below:

	Current FY 2026	Previous FY 2026

Total revenue	Unchanged	$12.95 to $13.1 billion
Non-CF product revenue	Unchanged	$0.5 billion or greater

Combined GAAP R&D, AIPR&D and SG&A expenses *	Unchanged	$6.3 to $6.45 billion
Combined non-GAAP R&D, AIPR&D and SG&A expenses*	Unchanged	$5.65 to $5.75 billion
Non-GAAP effective tax rate	Unchanged	19.5% to 20.5%

*The difference between the combined GAAP R&D, AIPR&D and SG&A expenses and the combined non-GAAP R&D, AIPR&D and SG&A expenses guidance relates primarily to $650 million to $700 million of stock-based compensation expense.

**Combined GAAP and non-GAAP R&D, AIPR&D and SG&A expenses guidance includes approximately $100 million of AIPR&D expenses.

Key Business Highlights
Marketed Products
Cystic Fibrosis (CF) Portfolio
Vertex has worked for more than 20 years to discover and develop medicines to treat the underlying cause of CF. Vertex CFTR modulators can treat approximately 95 percent of all people living with CF in core markets, including patients as young as one month old. ALYFTREK, the newest marketed CFTR modulator, is approved in the U.S., the United Kingdom (U.K.), the European Union (EU), Canada, New Zealand, Switzerland, Australia, and Israel for the treatment of patients 6 years and older. Vertex anticipates that the number of CF patients taking its medicines will continue to grow through new approvals and reimbursement agreements, treatment of younger patients, increased survival, and expansion into additional geographies. Recent progress includes:
•The U.S. Food and Drug Administration (FDA) recently approved label extensions for ALYFTREK and TRIKAFTA, expanding availability of these medicines to approximately 95% of all people with CF in the United States. This label expansion was supported by clinical and/or in vitro data from 564 variants demonstrating response to ALYFTREK and 521 variants demonstrating response to TRIKAFTA. With this approval, approximately 800 more people with CF in the U.S. are now eligible for the first time for a medicine that treats the underlying cause of their disease.
•Vertex recently secured reimbursement agreements for ALYFTREK in Scotland, Spain, Sweden, Switzerland, New Zealand, Israel, and Finland and is working to secure access for eligible patients in additional countries.
•Following recently reported positive results from the study of ALYFTREK in children ages two to five years, Vertex is on track to submit for global regulatory approvals in the first half of 2026. Vertex continues to enroll and dose the pivotal study of ALYFTREK in children ages one to less than two years.
•Following recently reported positive results from the study of TRIKAFTA in children ages one to less than two years, Vertex has begun submissions for global regulatory approvals for TRIKAFTA in this age group.
CASGEVY for the treatment of severe sickle cell disease (SCD) and transfusion-dependent beta thalassemia (TDT)
CASGEVY is a non-viral, ex vivo, CRISPR/Cas9 gene-edited cell therapy for eligible patients with SCD or TDT that has been shown to reduce or eliminate vaso-occlusive crises (VOCs) for patients with SCD and transfusion requirements for patients with TDT. CASGEVY is approved in the U.S., the U.K., the EU, the Kingdom of Saudi Arabia (KSA), the Kingdom of Bahrain, Qatar, Canada, Switzerland, the United Arab Emirates (UAE), and Kuwait for patients 12 years and older with SCD or TDT. In total, there are more than 60,000 eligible patients in these countries, including approximately 37,000 in North America and Europe and more than 23,000 in the Middle East. Recent highlights include:
•Vertex recorded first quarter 2026 CASGEVY revenue of $43 million.

•Vertex recently secured a pricing agreement for CASGEVY for eligible patients with SCD or TDT in Germany. Vertex is now working through final implementation to provide long-term reimbursed access to patients at a sustainable price.
•Vertex completed the regulatory submission in the U.S. for approval of CASGEVY in children ages 5 to less than 12 years old with SCD or TDT. The FDA awarded Vertex a Commissioner’s National Priority Voucher for this pediatric submission, indicating an accelerated timeline for review once the submission is accepted.
JOURNAVX (suzetrigine) for the treatment of moderate-to-severe acute pain
JOURNAVX is a first-in-class, oral, selective, non-opioid NaV1.8 pain signal inhibitor, approved in the U.S. for the treatment of moderate-to-severe acute pain.
•Since the launch of JOURNAVX in March 2025, more than 1 million prescriptions have now been filled for JOURNAVX across the hospital and retail settings for a broad range of acute pain conditions. In the first quarter of 2026, more than 350,000 prescriptions were filled, and Vertex recorded revenue of $29 million.
•The Centers for Medicare and Medicaid Services (CMS) have approved the inclusion of JOURNAVX in the NOPAIN Act separate payment list, with a retroactive payment date of January 23, 2026. Addition to the NOPAIN list provides a separate payment for non-opioid medicines such as JOURNAVX in the hospital outpatient and ambulatory surgical center settings.
•Vertex has reached an agreement with a major pharmacy benefit manager for Medicare Part D coverage for JOURNAVX, effective May 1. The agreement adds approximately 10 million lives covered under Part D. Twenty-two states now provide coverage for JOURNAVX via Medicaid. In total, approximately 240 million individuals now have reimbursed access to JOURNAVX across a wide range of commercial and government payers.
Select R&D Pipeline Programs
Cystic Fibrosis
•Consistent with its commitment to serial innovation and bringing as many patients as possible to normal levels of CFTR function, Vertex is evaluating VX-828, the first of the next-generation 3.0 CFTR corrector class, in a proof-of-concept study in people with CF. Vertex is on track to complete dosing in this study in the first half of 2026 and share results in the second half.

•Vertex is enrolling and dosing first-in-human studies with VX-581 and VX-272, additional next-generation 3.0 CFTR correctors.
•Vertex has ended the Phase 1/2 study of VX-522 after observing persistent tolerability issues in the study. The early termination precludes assessment of efficacy and full safety and prevents further development of the VX-522 program.
Sickle Cell Disease and Transfusion-Dependent Beta Thalassemia
•Vertex continues to advance preclinical assets for gentler conditioning for CASGEVY, which could broaden the eligible patient population.
Acute and Peripheral Neuropathic Pain (PNP)
•Vertex is on track to complete enrollment in both Phase 3 studies of suzetrigine in diabetic peripheral neuropathy (DPN), a form of peripheral neuropathic pain (PNP), by the end of 2026.
•Vertex also continues to enroll and dose people with DPN in a Phase 2 study of VX-993.
•Vertex continues to advance preclinical assets that inhibit NaV1.7 for use alone or in combination with a NaV1.8 inhibitor in acute and neuropathic pain.
IgA Nephropathy (IgAN) and Other B Cell-Mediated Diseases
Vertex is developing povetacicept for multiple diseases. Povetacicept is a dual inhibitor of the BAFF and APRIL cytokines, which play key roles in the pathogenesis of multiple B cell-mediated autoimmune diseases. Povetacicept has pipeline-in-a-product potential and represents a potentially best-in-class approach to control B cell activity in IgAN, primary membranous nephropathy (pMN), and generalized myasthenia gravis (gMG).
•In March, Vertex reported positive Week 36 interim analysis results for the primary and all secondary endpoints in the RAINIER Phase 3 trial of povetacicept in adults with IgAN. Based on these results, Vertex completed the submission of its rolling biologics license application (BLA) to the FDA in March for potential accelerated approval in the U.S. Vertex is using a Priority Review Voucher and therefore expects the FDA review of povetacicept’s BLA to be expedited to six months from the date of the FDA’s acceptance of the BLA.
•Vertex recently completed enrollment in the Phase 2 portion of the Phase 2/3 OLYMPUS pivotal study of povetacicept in people with pMN and initiated the Phase 3 portion. Enrollment and dosing in the trial are ongoing. The FDA has granted Fast Track and Orphan Drug designations for povetacicept in pMN, and the EMA has granted Priority Medicines (PRIME) designation.
•Vertex has initiated a placebo-controlled, Phase 2 dose-ranging proof-of-concept study evaluating povetacicept for the treatment of gMG.
APOL1-Mediated Kidney Disease (AMKD)
Vertex has discovered and advanced multiple oral, small molecule inhibitors of APOL1 function, pioneering a new class of medicines that targets the underlying cause of this genetic kidney disease.
•In the second half of 2025, Vertex completed enrollment in the interim analysis cohort of the AMPLITUDE Phase 2/3 trial of inaxaplin in people with primary AMKD and will conduct the pre-planned interim analysis for potential accelerated approval after this cohort reaches 48 weeks of treatment. Vertex expects to share data from the interim analysis in early 2027. The AMPLITUDE study is on track to complete full enrollment in the second half of 2026.
•Vertex has completed enrollment in the AMPLIFIED Phase 2 study of inaxaplin. AMPLIFIED is a study of people with AMKD with moderate proteinuria, and people with AMKD and Type 2 diabetes — populations not being studied in the AMPLITUDE trial. Vertex is on track to complete dosing and share data from the AMPLIFIED study in the second half of 2026.
Type 1 Diabetes (T1D)
Vertex is evaluating stem cell-derived, fully differentiated islet cell therapies for patients suffering from T1D, with the goal of developing a potential one-time functional cure for this disease.
•Vertex has completed the internal manufacturing analysis for the Phase 1/2/3 study of zimislecel in people with T1D and has resumed dosing in the study. Multiple patients have been treated since the resumption of dosing. The company expects to provide updated timelines for study completion later this year.
Autosomal Dominant Polycystic Kidney Disease (ADPKD)
Vertex is developing small molecule correctors that restore function to polycystin 1 (PC1) protein variants, with the goal of addressing the underlying cause of ADPKD.
•Vertex is enrolling and dosing AGLOW, a Phase 2 study of VX-407 in patients with a subset of variants in the PKD1 gene, which encodes the PC1 protein, estimated to be up to approximately 30,000 (or up to approximately 10%) of the overall patient population living with ADPKD.

•AGLOW is a 24-patient, single-arm, 52-week, Phase 2 proof-of-concept study that will evaluate the effect of VX-407 on height-adjusted total kidney volume (htTKV). AGLOW is on track to complete enrollment in the second half of 2026.
Myotonic Dystrophy Type 1 (DM1)
Vertex is evaluating multiple approaches that target the underlying cause of DM1. Vertex’s lead approach, VX-670, is an oligonucleotide linked to a cyclic peptide, which holds the potential to promote effective delivery into cells and address the causal biology of DM1.
•Vertex continues to enroll and dose the MAD portion of the GALILEO global Phase 1/2 clinical trial of VX-670 in people with DM1; the study is assessing both safety and efficacy. Vertex is on track to complete enrollment and dosing in the trial and share results in the second half of 2026.
Additional Earlier Stage R&D Programs
Consistent with its overall strategy, Vertex takes a serial innovation approach to all of its programs, with additional assets or approaches across its portfolio.

Non-GAAP Financial Measures
In this press release, Vertex's financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. In particular, non-GAAP financial results and guidance exclude from Vertex's pre-tax income (i) stock-based compensation expense, (ii) intangible asset amortization expense, (iii) gains or losses related to the fair value of the company's strategic investments, (iv) increases or decreases in the fair value of contingent consideration, (v) an intangible asset impairment charge, and (vi) other adjustments. The company's non-GAAP financial results also exclude from its provision for income taxes the estimated tax impact related to its non-GAAP adjustments to pre-tax income described above and certain discrete items. These results should not be viewed as a substitute for the company’s GAAP results and are provided as a complement to results provided in accordance with GAAP. Management believes these non-GAAP financial measures help indicate underlying trends in the company's business, are important in comparing current results with prior period results and provide additional information regarding the company's financial position that the company believes is helpful to an understanding of its ongoing business. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, to manage the company's business and to evaluate its performance. The company’s calculation of non-GAAP financial measures likely differs from the calculations used by other companies. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.
The company provides guidance regarding combined R&D, AIPR&D and SG&A expenses and effective tax rate on a non-GAAP basis. Unless otherwise noted, the guidance regarding combined R&D, AIPR&D and SG&A expenses does not include estimates associated with any potential future business development transactions, including collaborations, asset acquisitions and/or licensing of third-party intellectual property rights. The company does not provide guidance regarding its GAAP effective tax rate because it is unable to forecast with reasonable certainty the impact of excess tax benefits related to stock-based compensation and the possibility of certain discrete items, which could be material.

Vertex Pharmaceuticals Incorporated
Consolidated Statements of Income
(unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product revenues, net	$2,986.9	$2,760.2
Other revenues	—	10.0
Total revenues	2,986.9	2,770.2
Costs and expenses:
Cost of sales	392.8	363.0
Research and development expenses	961.6	979.7
Acquired in-process research and development expenses	0.5	19.8
Selling, general and administrative expenses	493.7	396.4
Intangible asset impairment charge	—	379.0
Change in fair value of contingent consideration	0.2	2.2
Total costs and expenses	1,848.8	2,140.1
Income from operations	1,138.1	630.1
Interest income, net	114.8	117.9
Other expense, net	—	(17.6)
Income before provision for income taxes	1,252.9	730.4
Provision for income taxes	221.5	84.1
Net income	$1,031.4	$646.3

Net income per common share:
Basic	$4.06	$2.52
Diluted	$4.02	$2.49
Shares used in per share calculations:
Basic	254.1	256.9
Diluted	256.3	259.5

Vertex Pharmaceuticals Incorporated
Total Revenues
(unaudited, in millions)

	Three Months Ended March 31,
	2026	2025
TRIKAFTA/KAFTRIO	$2,354.7	$2,535.5
ALYFTREK	424.4	53.9
Other CF product revenues (1)	135.9	155.3
Total CF product revenues, net	2,915.0	2,744.7
CASGEVY	42.9	14.2
JOURNAVX	29.0	1.3
Product revenues, net	2,986.9	2,760.2
Other revenues	—	10.0
Total revenues	$2,986.9	$2,770.2

1: Includes KALYDECO, ORKAMBI, and SYMDEKO/SYMKEVI

Vertex Pharmaceuticals Incorporated
Reconciliation of GAAP to Non-GAAP Financial Information
(unaudited, in millions, except percentages)

	Three Months Ended March 31,
	2026	2025
GAAP cost of sales	$392.8	$363.0
Stock-based compensation expense	(3.2)	(2.6)
Intangible asset amortization expense	(5.0)	(5.0)
Non-GAAP cost of sales	$384.6	$355.4

GAAP research and development expenses	$961.6	$979.7
Stock-based compensation expense	(101.7)	(100.1)
Intangible asset amortization expense	(0.6)	(0.6)
Non-GAAP research and development expenses	$859.3	$879.0

Acquired in-process research and development expenses	$0.5	$19.8

GAAP selling, general and administrative expenses	$493.7	$396.4
Stock-based compensation expense	(61.5)	(63.4)
Non-GAAP selling, general and administrative expenses	$432.2	$333.0

Combined non-GAAP R&D, AIPR&D and SG&A expenses	$1,292.0	$1,231.8

GAAP other expense, net	$—	$(17.6)
Decrease in fair value of strategic investments	2.0	15.0
Non-GAAP other income (expense), net	$2.0	$(2.6)

GAAP provision for income taxes	$221.5	$84.1
Tax adjustments (2)	58.6	160.1
Non-GAAP provision for income taxes	$280.1	$244.2

GAAP effective tax rate	17.7%	11.5%
Non-GAAP effective tax rate	19.6%	18.8%

Vertex Pharmaceuticals Incorporated
Reconciliation of GAAP to Non-GAAP Financial Information (continued)
(unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
GAAP operating income	$1,138.1	$630.1
Stock-based compensation expense	166.4	166.1
Intangible asset impairment charge	—	379.0
Intangible asset amortization expense	5.6	5.6
Increase in fair value of contingent consideration	0.2	2.2
Non-GAAP operating income	$1,310.3	$1,183.0

GAAP net income	$1,031.4	$646.3

Stock-based compensation expense	166.4	166.1
Intangible asset impairment charge	—	379.0
Intangible asset amortization expense	5.6	5.6
Decrease in fair value of strategic investments	2.0	15.0
Increase in fair value of contingent consideration	0.2	2.2
Total non-GAAP adjustments to pre-tax income	174.2	567.9
Tax adjustments (2)	(58.6)	(160.1)
Non-GAAP net income	$1,147.0	$1,054.1

Net income per diluted common share:
GAAP	$4.02	$2.49
Non-GAAP	$4.47	$4.06
Shares used in diluted per share calculations:
GAAP and Non-GAAP	256.3	259.5

2: In the three months ended March 31, 2026 and 2025, “Tax adjustments” included the estimated income taxes related to non-GAAP adjustments to the company's pre-tax income and excess tax benefits related to stock-based compensation.

Vertex Pharmaceuticals Incorporated
Condensed Consolidated Balance Sheets
(unaudited, in millions)

	March 31, 2026	December 31, 2025
Assets
Cash, cash equivalents and marketable securities	$7,246.7	$6,608.1
Accounts receivable, net	1,996.1	2,052.8
Inventories	1,766.7	1,686.8
Prepaid expenses and other current assets	720.8	853.3
Total current assets	11,730.3	11,201.0
Property and equipment, net	1,608.4	1,520.3
Goodwill and other intangible assets, net	1,506.5	1,512.2
Deferred tax assets	2,947.8	2,897.9
Operating lease assets	1,685.1	1,562.7
Long-term marketable securities	5,749.9	5,712.3
Other long-term assets	1,256.4	1,236.6
Total assets	$26,484.4	$25,643.0

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$3,473.5	$3,432.9
Other current liabilities	407.1	428.3
Total current liabilities	3,880.6	3,861.2
Long-term operating lease liabilities	1,986.5	1,846.5
Other long-term liabilities	1,255.4	1,269.5
Shareholders' equity	19,361.9	18,665.8
Total liabilities and shareholders' equity	$26,484.4	$25,643.0

Common shares outstanding	254.2	254.0

About Vertex
Vertex is a global biotechnology company that invests in scientific innovation to create transformative medicines for people with serious diseases and conditions. The company has approved therapies for cystic fibrosis, sickle cell disease, transfusion-dependent beta thalassemia and acute pain, and it continues to advance clinical and research programs in these areas. Vertex also has a robust clinical pipeline of investigational therapies across a range of modalities in other serious diseases where it has deep insight into causal human biology, including IgA nephropathy, neuropathic pain, APOL1-mediated kidney disease, primary membranous nephropathy, autosomal dominant polycystic kidney disease, type 1 diabetes, generalized myasthenia gravis, and myotonic dystrophy type 1. Vertex was founded in 1989 and has its global headquarters in Boston, with international headquarters in London. Additionally, the company has research and development sites and commercial offices in North America, Europe, Australia, Latin America, and the Middle East. Vertex is consistently recognized as one of the industry's top places to work, including 16 consecutive years on Science magazine's Top Employers list and one of Fortune’s 100 Best Companies to Work For. For company updates and to learn more about Vertex’s history of innovation, visit at www.vrtx.com or follow us on LinkedIn, Facebook, Instagram, YouTube and X.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief, or current expectation of Vertex and members of the Vertex senior management team. Forward-looking statements are not purely historical and may be accompanied by words such as “anticipates,” “may,” “forecasts,” “expects,” “intends,” “plans,” “potentially,” “believes,” “seeks,” “estimates,” and other words and terms of similar meaning. Such statements include, without limitation, Dr. Kewalramani's statements in this press release, the information provided regarding future financial performance and operations, the section captioned “Full Year 2026 Financial Guidance” and statements regarding (i) expectations for $500 million or more in non-CF product revenue and an immaterial cost impact from tariffs in 2026, (ii) expectations for continued growth in CF, including by increasing the number of CF patients taking its medicines through new approvals and reimbursement agreements, treatment of younger patients, increased survival, and expansion into additional geographies, (iii) beliefs regarding Vertex’s work to secure access to ALYFTREK in additional countries, (iv) beliefs regarding the anticipated benefits, eligible patient population, and access to CASGEVY, (v) expectations regarding the potential benefits and access to JOURNAVX, and anticipated benefits of being added to the NOPAIN list, (vi) expectations to submit for approval with global regulators for ALYFTREK in children ages two to five years in the first half of 2026, and to enroll and dose in the pivotal study of ALYFTREK in children ages one to less than two years, (vii) expectations to complete dosing in the clinical trial evaluating VX-828 in the first half of 2026, plans to share VX-828 data in the second half of 2026, and expectations for the VX-581 and VX-272 studies, (viii) expectations for CASGEVY, including expectations for potential accelerated timelines for review of the FDA submission, and advancing preclinical assets for gentler conditioning for CASGEVY, which could broaden the eligible patient population, (ix) expectations to complete enrollment in both Phase 3 studies of suzetrigine in DPN by the end of 2026, plans for the Phase 2 study of VX-993 in DPN, and plans for advancement of additional preclinical assets that inhibit NaV1.7, (x) expectations with respect to povetacicept, including beliefs about its potential benefits and therapeutic scope, its potential to be a best-in-class approach to control B cell activity in IgAN, pMN and gMG, and its potential to be a pipeline-in-a-product, expectations regarding povetacicept in IgAN, including the anticipated expedited review of the BLA, and expectations for povetacicept in pMN, including with respect to enrollment and dosing in the study, (xi) expectations regarding the AMPLITUDE Phase 2/3 trial of inaxaplin in AMKD, including expectations regarding the interim analysis, plans to share data in early 2027, and expectations to complete full enrollment in the second half of 2026, and expectations to complete dosing in the AMPLIFIED Phase 2 study of inaxaplin and share data in the second half of 2026, (xii) expectations regarding the clinical benefits and goals for zimislecel in T1D, and expectations to provide updated timelines for study completion in 2026, (xiii) expectations regarding the ADPKD program and the Phase 2 study evaluating VX-407, including expectation to complete enrollment in the AGLOW study in the second half of 2026, (xiv) beliefs regarding the potential benefits and clinical status of VX-670 for the treatment in people with DM1 and expectations to complete enrollment and dosing in the trial and share results in the second half of 2026, and (xv) the company’s beliefs with respect to additional assets or approaches across its portfolio. While Vertex believes the forward-looking statements contained in this press release are accurate, these forward-looking statements represent the company's beliefs only as of the date of this press release and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, among other things, that the company's expectations regarding its 2026 full year revenues, expenses, and effective tax rates and that impact from tariffs in 2026 may be incorrect (including because one or more of the company's assumptions underlying its expectations may not be realized), that we may be unable to further successfully commercialize ALYFTREK as a treatment for CF, JOURNAVX as a treatment for acute pain, and CASGEVY as a treatment for SCD and TDT, that external factors may have different or more significant impacts on the company's business or operations than the company currently expects, that data from preclinical testing or clinical trials, especially if based on a limited number of patients, may not be indicative of final results or available on anticipated timelines, that patient enrollment in the company’s trials may be delayed, that the company may not realize the anticipated benefits from collaborations with third parties, that data from the company's development programs may not support registration or further development of its potential medicines in a timely manner, or at all, due to safety, efficacy or other reasons, that regulatory submissions or approvals may not occur on the anticipated timeline, or at all, that interactions with regulators may cause delays in the company’s pipeline programs, and that anticipated commercial launches may be delayed, if they occur at all. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Vertex’s business, particularly those risks listed under the heading “Risk Factors” and the other cautionary factors discussed in Vertex’s periodic reports filed with the SEC, including Vertex’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (SEC) and available through the company's website at www.vrtx.com and on the SEC’s website at www.sec.gov. You should not place undue reliance on these statements, or the scientific data presented. Vertex disclaims any obligation to update the information contained in this press release as new information becomes available.
Conference Call and Webcast
The company will host a conference call and webcast at 4:30 p.m. ET. To access the call, please dial (833) 630-2124 (U.S.) or +1(412) 317-0651 (International) and reference the “Vertex Pharmaceuticals First Quarter 2026 Earnings Call.”
The conference call will be webcast live and a link to the webcast can be accessed through Vertex's website at www.vrtx.com in the "Investors" section. To ensure a timely connection, it is recommended that participants register at least 15 minutes prior to the scheduled webcast. An archived webcast will be available on the company's website.

(VRTX-E)

Vertex Pharmaceuticals Incorporated
Investors:
InvestorInfo@vrtx.com
or
617-961-7163

Media:
mediainfo@vrtx.com
or
International: +44 20 3204 5275
or
U.S.: 617-341-6992